EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement No. 333-36856 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-102778 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-3; (iii) Registration Statement No. 333-82486 of Enterprise Products Partners L.P. on Form S-8; (iv) Registration Statement No. 333-107073 of Enterprise Products Partners L.P. on Form S-3; (v) Registration Statement No. 333-114758 of Enterprise Products Partners L.P. on Form S-3; (vi) Registration Statement No. 333-115633 of Enterprise Products Partners L.P. on Form S-8; and (vii) Registration Statement No. 333-115634 of Enterprise Products Partners L.P. on Form S-8; (viii) Registration Statement No. 333-121665 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-4; (ix) Registration Statement No. 333-123150 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-3; of our report dated March 31, 2005, relating to the consolidated balance sheet of Enterprise Products GP, LLC at December 31, 2004, appearing in the Current Report on Form 8-K of Enterprise Products Partners L.P. dated March 31, 2005. We also consent to the reference to us under the heading “Experts” in this Current Report on Form 8-K.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 31, 2005